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                                                                    EXHIBIT 23.2


   [CONSENT OF DELOITTE & TOUCHE LLP WITH RESPECT TO AT&T COMCAST CORPORATION]


Independent Auditors' Consent


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-82460 of AT&T Comcast Corporation on Form S-4 of our report dated April 29, 2002 related to the balance sheet of AT&T Comcast Corporation as of December 31, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




                                       DELOITTE & TOUCHE LLP




Philadelphia, Pennsylvania
April 29, 2002